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                                                                    EXHIBIT 4.2

                      [STANDARD CHARTERED BANK LETTERHEAD]


DATE: 2nd March 2001

OUR REF: C&/LC/TEAM3/BKE


CONFIDENTIAL

Jetcrown Industrial Ltd.
Units 516-517,
Hong Leong Industrial Complex,
No. 4 Wang Kwong Road,
Kowloon Bay,
Kowloon.

Attn.: Ms. Eliza Y.P. Pang



Dear Sirs,

                  BANKING FACILITIES: JETCROWN INDUSTRIAL LTD.


We refer to our letter dated 9th March 2000 setting out the facilities made available to your company (the "Company").

Following our recent discussions, we are pleased to confirm that the facilities have been renewed on an unchanged basis except the following variations:


INTEREST, COMMISSIONS AND FEES

The second paragraph under this heading is revised to read as follows:

Letters of Credit Opening Commission & Commission in lieu of Exchange


up to USD100,000.-                                1/8%
(previously first USD50,000.-                     1/4%)
(USD50,001 TO USD100,000.-                        1/8%)
Balance                                           1/32% (unchanged)


An arrangement fee of HKD5,000.- will be debited to your current account. The arrangement fee is nonrefundable in any event.

This letter will amend the terms of the existing facility letter which the Bank has issued to the Company, as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by Hong Kong SAR law.
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                                                       [STANDARD CHARTERED LOGO]



JETCROWN INDUSTRIAL LTD.                                                  PAGE 2



If you have any queries, please contact your Senior Relationship Manager Ms. Angela Leung, whose telephone number is 2282-6415. ,

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK


/s/ JOSEPHINE TO
--------------------------------------------
Josephine To
Credit Documentation Manager
JT/kc